UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 26, 2023

FLYEXCLUSIVE INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40444	86-1740840
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2860 Jetport Road

Kinston, NC 28504

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: 252-717-3333

EG Acquisition Corp.

375 Park Avenue, 24th Floor

New York, NY 10152

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	FLYX	NYSE American
Redeemable warrants, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50 per share	FLYX WS	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

On December 27, 2023, flyExclusive, Inc., a Delaware corporation (f/k/a EG Acquisition Corp.) (the “Company”), consummated the previously announced business combination (the “Business Combination”) pursuant to that certain equity purchase agreement, dated October 17, 2022 (as the terms and conditions therein may be amended, modified or waived from time to time), by and among the Company, LGM Enterprises, LLC (d/b/a flyExclusive), a North Carolina limited liability company (“LGM”) and other parties, following approval thereof at a special meeting of the Company’s stockholders held on December 18, 2023.

Item 1.01.	Entry into a Material Definitive Agreement.

Note Redemption Agreement

On December 26, 2023, the Company, LGM and Thomas James Segrave Jr. (“Mr. Segrave”), entered into an agreement (the “Non-Redemption Agreement”) with an unaffiliated third party that had reported its holdings on Schedule 13G, pursuant to which such third party agreed not to redeem its shares of Class A common stock of the pre-Business Combination Company (the “Non-Redeemed Shares”). In exchange for the foregoing commitment not to redeem such common stock, Mr. Segrave agreed to transfer to such investor an aggregate of 70,000 Class A common stock of the Company, which were issued upon the conversion of 70,000 Class A units of LGM that were issued to Mr. Segrave in connection with the consummation of the Business Combination. Mr. Segrave also forfeited 70,000 shares of voting, non-economic Class B common stock of the Company in connection therewith.

The foregoing summary of the Non-Redemption Agreement does not purport to be complete and is qualified in its entirety by reference to the form of Non-Redemption Agreement attached hereto as Exhibit 10.1 and incorporated herein by reference.

Warrant Exchange Agreement

On December 26, 2023 and December 27, 2023, the Company and certain holders (the “Warrant Holders”) of the Company’s outstanding publicly traded warrants (the “Public Warrants”) entered into a Warrant Exchange Agreements (the “Warrant Exchange Agreements”), which were privately negotiated with the holders party thereto. The Public Warrants were previously issued pursuant to the Company’s public offering registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a prospectus dated May 25, 2021. Pursuant to the Warrant Exchange Agreements, the Warrant Holders agreed to exchange each of its Public Warrants for shares of the Company’s Class A common stock. As a result of the warrant exchange under the Warrant Exchange Agreements, a total of 1,694,456 Public Warrants were exchanged for 372,780 shares of Class A common stock.

This transaction is exempt from registration under Section 3(a)(9) of the Securities Act, as no commission or other remuneration will be paid or given directly or indirectly for such transaction.

The foregoing summary of the Warrant Exchange Agreements does not purport to be complete and is qualified in its entirety by reference to the form of Warrant Exchange Agreement attached hereto as Exhibit 10.2 and incorporated herein by reference.

Item 3.02.	Unregistered Sale of Equity Securities.

The disclosure set forth under the header “Warrant Exchange Agreement” in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02 in its entirety.

Item 8.01.	Other Events.

Press Release

On December 27, 2023, the Company issued a press release announcing, among other things, the closing of the Business Combination and that the Company’s Class A common stock and warrants are expected to commence trading on NYSE American on December 28, 2023 under the ticker symbols “FLYX” and “FLYX WS”, respectively. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Redemption Figures

In connection with the votes to approve the Business Combination, the holders of 2,924,907 shares of Class A common stock properly exercised their right to redeem their shares for cash.

Cancellation of the Annual Meeting

In connection with the closing of the Business Combination, the Company canceled the Annual Meeting, which was previously scheduled to be held on December 27, 2023 at 5:00 p.m. Eastern Time.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Form of Non-Redemption Agreement, dated December 26, 2023, by and among the Company, LGM, Mr. Segrave and an unaffiliated third party investor.

10.2	Form of Warrant Exchange Agreement, dated December 26, 2023, by and between the Company and various Holders.*

99.1	Press Release, dated December 27, 2023.

*

Certain schedules and exhibits to this agreement have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 27, 2023	flyExclusive, Inc.

	By:	/s/ Thomas James Segrave
	Name:	Thomas James Segrave
	Title:	Chief Executive Officer